FOR RELEASE
July 23, 2015

Contacts: Rob Stewart                            Media Contact: Adam Handelsman
Investor Relations                            President & Founder
Tel (949) 480-8300                            SpecOps Communications
Fax (949) 480-8301                            (212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS
SECOND QUARTER FINANCIAL RESULTS
AND ANNOUNCES PAYMENT OF QUARTERLY DIVIDEND

Newport Beach, Calif. - (BUSINESS WIRE) - July 23, 2015 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended June 30, 2015.

•	Revenues for the second quarter of 2015 were $40,336,000, as compared to $50,076,000 in the comparable prior year quarter.

•	Revenues for the six months ended June 30, 2015 were $74,546,000, as compared to $62,654,000 in the comparable prior year period.

•	GAAP net loss for the second quarter of 2015 was $3,686,000, or $0.08 per diluted share, as compared to $12,949,000, or $0.27 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income for the second quarter of 2015 was $12,719,000, or $0.25 per diluted share, as compared to $7,886,000, or $0.16 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents, restricted cash and investments totaled $166,892,000 as of June 30, 2015.

Approval of Quarterly Dividend. Acacia Research Corporation also announced today that its Board of Directors has approved a quarterly cash dividend, payable in the amount of $0.125 per share, which will be paid on August 31, 2015, to shareholders of record at the close of business on August 5, 2015. Future cash dividends are expected to be paid on a quarterly basis and will be at the discretion of the Board of Directors.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues (in thousands)	$40,336	$50,076	$74,546	$62,654
Net loss (in thousands)	$(3,686)	$(12,949)	$(16,816)	$(37,370)
Non-GAAP net income (in thousands)	$12,719	$7,886	$15,874	$2,702
Diluted loss per share	$(0.08)	$(0.27)	$(0.35)	$(0.78)
Non-GAAP net earnings per common share - diluted	$0.25	$0.16	$0.31	$0.05
New agreements executed	20	15	43	35
Licensing and enforcement programs generating revenues	18	16	25	31
New patent portfolios	—	1	—	4

As of June 30, 2015, trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

June 30, 2015	$142,768	(6)%
March 31, 2015	152,508	17%
December 31, 2014	130,876	14%
September 30, 2014	114,911	23%
June 30, 2014	93,239	—%

Summary Consolidated Financial Results
Three months ended June 30, 2015 compared with the three months ended June 30, 2014

Revenues (in thousands):

	Three Months Ended June 30,		Change
	2015	2014	$	%

Revenues	$40,336	$50,076	$(9,740)	(19)%

New revenue agreements	20	15	—	—
Licensing and enforcement programs generating revenues	18	16	—	—

Second quarter 2015 revenues decreased $9,740,000, or 19%, to $40,336,000, as compared to $50,076,000 in the comparable prior year quarter. In the second quarter of 2015, one licensee individually accounted for 74% of revenues recognized, as compared to two licensees individually accounting for 58% and 14% of revenues recognized during the second quarter of 2014.

Cost of Revenues (in thousands):

	Three Months Ended June 30,		Change
	2015	2014	$	%

Inventor royalties	$1,265	$10,694	$(9,429)	(88)%
Contingent legal fees	5,512	7,077	(1,565)	(22)%
Total inventor royalties and contingent legal fees	$6,777	$17,771	$(10,994)	(62)%

Second quarter 2015 inventor royalties expense decreased 88% due primarily to the 19% decrease in related revenues and a greater percentage of revenues generated in the second quarter of 2015 having no inventor royalty obligations, as compared to the portfolios generating revenues in the prior year quarter. Second quarter 2015 contingent legal fees expense decreased 22%, relatively consistent with the 19% decrease in related revenues.

Second quarter 2015 total revenues, less inventor royalties expense and contingent legal fees expense was $33,559,000, or 83% of second quarter 2015 revenues, as compared to $32,305,000, or 65% of revenues recognized in the comparable prior year quarter.

	Three Months Ended June 30,		Change
	2015	2014	$	%

Litigation and licensing expenses - patents	$9,012	$10,820	$(1,808)	(17)%

Second quarter 2015 litigation and licensing expenses decreased 17% due to a net decrease in litigation support and third-party technical consulting expenses associated with ongoing and new licensing and enforcement programs commenced since the end of the comparable prior year quarter. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

	Three Months Ended June 30,		Change
	2015	2014	$	%

Amortization of patents	$13,228	$15,532	$(2,304)	(15)%

Second quarter 2015 non-cash patent amortization charges decreased due primarily to a decrease in accelerated amortization related to patent portfolio dispositions totaling $2,702,000 and a decrease in scheduled amortization of $343,000. The decrease was partially offset by a $1,005,000 increase in amortization for patent investments made since the end of the prior year period.

Marketing, General and Administrative Expenses (in thousands):

	Three Months Ended June 30,		Change
	2015	2014	$	%

Marketing, general and administrative expenses	$6,410	$7,878	$(1,468)	(19)%
Non-cash stock compensation expense - MG&A	3,177	5,303	(2,126)	(40)%
Total marketing, general and administrative expenses	$9,587	$13,181	$(3,594)	(27)%
Second quarter 2015 marketing, general and administrative expenses, excluding non-cash stock compensation expense, decreased due primarily to a decrease in variable performance based compensation costs, corporate general and administrative expenses and employee severance costs. Non-cash stock compensation expense decreased due to a decrease in the grant date fair value for the restricted shares expensed during the period and a decrease in the number of restricted shares expensed for current employees during the period.

Income Taxes:

	Three Months Ended June 30,		Change
	2015	2014	$	%

Provision for income taxes (in thousands)	$(119)	$(4,689)	$4,570	(97)%
Effective tax rate	(13)%	56%
Tax expense for the periods presented primarily reflects the impact of foreign withholding taxes related to certain revenue agreements executed with third party licensees domiciled in foreign jurisdictions, and valuation allowances recorded for foreign withholding tax credits and net operating loss related tax assets generated during the periods.

Other:

Given the recent volatility in the company's stock price we are in the process of completing our goodwill impairment analysis as of June 30, 2015, pursuant to ASC 350-20. If based on the completion of our analysis it is determined that any portion of our goodwill balance was impaired, any goodwill impairment charge would be reflected in our June 30, 2015 Quarterly Report on Form 10-Q as a noncash charge in the statement of operations for the second quarter of 2015. We expect to file our June 30, 2015 Quarterly Report on Form 10-Q on or before August 10, 2015. Any impairment charge would be excluded from the non-GAAP measures included herein.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	June 30, 2015	December 31, 2014

Cash and cash equivalents, restricted cash and investments	$166,892	$193,024
Accounts receivable	37,550	20,168
Total assets	503,964	536,348
Accounts payable and accrued expenses	11,525	14,860
Accrued patent investment costs	—	16,700
Royalties and contingent legal fees payable	20,181	14,351
Total liabilities	33,138	47,300

Summary Cash Flow Information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net cash provided by (used in):
Operating activities (excluding restricted cash)	$9,385	$19,793	$4,273	$(639)
Restricted cash	—	—	(10,718)	—
Cash management and patent investment activities	14,525	(126)	2,874	33,189
Financing activities	(6,374)	(7,030)	(11,811)	(13,195)

Patent Acquisition Costs. Patent related investments and upfront advances paid in the second quarter of 2015 totaled $1,806,000. Patent related investments, upfront advances and scheduled milestone payments paid in the second quarter of 2014 totaled $21,109,000.

Quarterly Dividends Paid. Cash outflows from financing activities for the second quarter of 2015 included a quarterly cash dividend of $0.125 per share, paid on May 29, 2015, to shareholders of record at the close of business on May 4, 2015, totaling $6,374,000. Refer to our website for IRS Form 8937 information related to the distribution announced herein and any previous distributions.

See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 857-6930 for domestic callers and (719) 457-2621 for international callers, both of whom will need to enter the conference ID 8559062 when prompted. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the Conference ID 8559062 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(3)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$40,336	$50,076	$74,546	$62,654
Operating costs and expenses:
Cost of revenues:
Inventor royalties	1,265	10,694	10,590	11,645
Contingent legal fees	5,512	7,077	10,296	8,604
Litigation and licensing expenses - patents	9,012	10,820	17,687	19,814
Amortization of patents	13,228	15,532	26,266	30,004
Marketing, general and administrative expenses (including non-cash stock compensation expense of $3,177 and $6,424 for the three and six months ended June 30, 2015, respectively, and $5,303 and $10,068 for the three and six months ended June 30, 2014, respectively)	9,587	13,181	20,162	24,874
Research, consulting and other expenses - business development	732	1,003	1,729	1,995
Other	—	—	426	—
Total operating costs and expenses	39,336	58,307	87,156	96,936
Operating income (loss)	1,000	(8,231)	(12,610)	(34,282)

Total other income (expense)	(104)	(196)	124	(87)
Income (loss) before provision for income taxes	896	(8,427)	(12,486)	(34,369)
Provision for income taxes	(119)	(4,689)	(289)	(3,317)
Net income (loss) including noncontrolling interests in operating subsidiaries	777	(13,116)	(12,775)	(37,686)
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	(4,463)	167	(4,041)	316
Net loss attributable to Acacia Research Corporation	$(3,686)	$(12,949)	$(16,816)	$(37,370)

Net loss attributable to common stockholders - diluted	$(3,896)	$(13,154)	$(17,241)	$(37,781)

Diluted loss per common share	$(0.08)	$(0.27)	$(0.35)	$(0.78)

Weighted average number of shares outstanding, diluted	49,423,472	48,543,334	49,318,423	48,436,946

______________________________________________________________________________________________________

(3)
Given the recent volatility in the company's stock price we are in the process of completing our goodwill impairment analysis as of June 30, 2015, pursuant to ASC 350-20. If based on the completion of our analysis it is determined that any portion of our goodwill balance was impaired, any goodwill impairment charge would be reflected in our June 30, 2015 Quarterly Report on Form 10-Q as a noncash charge in the statement of operations for the second quarter of 2015. We expect to file our June 30, 2015 Quarterly Report on Form 10-Q on or before August 10, 2015. Any impairment charge would be excluded from the non-GAAP measures included herein.

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income and EPS
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

GAAP net loss	$(3,686)	$(12,949)	$(16,816)	$(37,370)

Non-cash stock compensation	3,177	5,303	6,424	10,068
Non-cash patent amortization	13,228	15,532	26,266	30,004

Pro forma non-GAAP net income	$12,719	$7,886	$15,874	$2,702
Pro forma non-GAAP net earnings per common share - diluted	$0.25	$0.16	$0.31	$0.05
GAAP weighted-average shares — diluted	49,457,099	48,663,962	49,371,425	48,556,471

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$119,084	$134,466
Restricted cash	10,718	—
Short-term investments	37,090	58,558
Accounts receivable	37,550	20,168
Deferred income taxes	1,161	1,161
Prepaid expenses and other current assets	5,146	4,355
Total current assets	210,749	218,708

Property and equipment, net of accumulated depreciation and amortization	374	500
Patents, net of accumulated amortization	262,337	286,636
Goodwill(4)	30,149	30,149
Other assets	355	355
	$503,964	$536,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,525	$14,860
Accrued patent investment costs	—	16,700
Royalties and contingent legal fees payable	20,181	14,351
Total current liabilities	31,706	45,911

Deferred income taxes	1,161	1,161
Other liabilities	271	228
Total liabilities	33,138	47,300
Total stockholders’ equity	470,826	489,048
	$503,964	$536,348

______________________________________________________________________________________________________

(4)
Given the recent volatility in the company's stock price we are in the process of completing our goodwill impairment analysis as of June 30, 2015, pursuant to ASC 350-20. If based on the completion of our analysis it is determined that any portion of our goodwill balance was impaired, any goodwill impairment charge would be reflected in our June 30, 2015 Quarterly Report on Form 10-Q as a noncash charge in the statement of operations for the second quarter of 2015. We expect to file our June 30, 2015 Quarterly Report on Form 10-Q on or before August 10, 2015. Any impairment charge would be excluded from the non-GAAP measures included herein.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiaries	$777	$(13,116)	$(12,775)	$(37,686)
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	13,285	15,614	26,386	30,166
Non-cash stock compensation	3,177	5,303	6,424	10,068
Other	(115)	—	(127)	—
Changes in assets and liabilities:
Accounts receivable	(7,543)	(11,645)	(17,382)	(18,844)
Prepaid expenses and other assets	(89)	1,786	(791)	1,724
Accounts payable and accrued expenses	(1,159)	4,996	(3,292)	5,736
Royalties and contingent legal fees payable	1,052	16,417	5,830	9,865
Deferred taxes, net	—	438	—	(1,668)

Net cash provided by (used in) operating activities - excluding restricted cash	9,385	19,793	4,273	(639)
Restricted cash	—	—	(10,718)	—
Net cash provided by (used in) operating activities	9,385	19,793	(6,445)	(639)

Cash flows from investing activities:
Purchases of property and equipment	(8)	(1)	(8)	(97)
Purchase of available-for-sale investments	(9,927)	(19,125)	(23,296)	(33,359)
Maturities and sales of available-for-sale investments	26,266	40,109	44,845	88,741
Investments in patents/ patent rights	(1,806)	(21,109)	(18,667)	(22,096)

Net cash provided by (used in) investing activities	14,525	(126)	2,874	33,189

Cash flows from financing activities:
Dividends paid to shareholders	(6,374)	(6,258)	(12,749)	(12,513)
Distributions to noncontrolling interests in operating subsidiary	—	(867)	—	(867)
Proceeds from exercises of stock options	—	95	938	185

Net cash used in financing activities	(6,374)	(7,030)	(11,811)	(13,195)

Increase (decrease) in cash and cash equivalents	17,536	12,637	(15,382)	19,355

Cash and cash equivalents, beginning	101,548	133,403	134,466	126,685

Cash and cash equivalents, ending	$119,084	$146,040	$119,084	$146,040

Business Highlights and Recent Developments(2)

Business highlights of the second quarter of 2015 and recent developments include the following:

Revenues for the three months ended June 30, 2015 included fees from the following technology licensing and enforcement programs:

•	360 Degree View technology*	•	Location Based Services technology
•	4G Wireless technology	•	Messaging technology
•	Broadband Communications technology	•	Online Auction Guarantee technology
•	Cardiology and Vascular Device technology	•	Optimized Microprocessor Operation technology
•	DisplayPort and MIPI DSI technology	•	Reflective and Radiant Barrier Insulation technology
•	Electronic Access Control technology	•	Speech codes used in wireless and wireline systems technology
•	Gas Modulation Control Systems technology	•	Surgical Access technology
•	Innovative Display technology	•	Suture Anchors technology
•	Interstitial and Pop-Up Internet Advertising	•	Telematics technology
________________________________________

*	Initial revenues recognized during the three months ended June 30, 2015.

•
ADAPTIX, Inc. entered into a limited settlement and patent license agreement with ZTE Corporation relating to its infrastructure equipment. The agreement resolved litigation that was pending in the Intellectual Property High Court of Japan.

•
Advanced Skeletal Innovations LLC and Bonutti Skeletal Innovations LLC entered into a settlement agreement with Covidien LP f/k/a Tyco Healthcare Group, LP, a subsidiary of Medtronic, Inc. The agreement resolved litigation that was pending in the United States District Court for the District of Columbia.

•
Dynamic 3D Geosolutions LLC and Halliburton Company, Halliburton Energy Services, Inc., Landmark Exploration and Production Software and Services Inc., Landmark Graphics Corporation, LMK Resources, Inc., and LMKR Holdings have resolved the disputes between the parties currently pending in the United States District Court for the Western District of Texas, Civil Action Nos. 1:14-cv-00111-LY and 1:14-cv-00527-LY.

•	Innovative Display Technologies LLC and Delaware Display Group LLC entered into patent license agreements with the following licensees:

◦	Koito Manufacturing Co., Ltd and Stanley Electric Co., Ltd.

◦	LG Display Co., Ltd.

◦	Mitsubishi Electric Corporation.

•
Innovative Display Technologies LLC and Delaware Display Group LLC entered into a settlement and license agreement with AT&T Mobility LLC. This agreement resolved patent litigation, Civil Action No. 2:14-cv-00720-JRG, pending in the United States District Court for the Eastern District of Texas.

•
Innovative Display Technologies LLC and Delaware Display Group LLC entered into a settlement and license agreement with Mercedes-Benz U.S. International, Inc. and Mercedes-Benz USA, LLC. This agreement resolved patent litigation, Civil Action No. 2:14-cv-00535, pending in the United States District Court for the Eastern District of Texas.

•
Innovative Display Technologies LLC and Delaware Display Group LLC entered into a settlement and patent license agreement with BMW of North America, LLC. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•	Innovative Display Technologies LLC and Delaware Display Group LLC entered into a settlement and patent license agreement with Kyocera Communications, Inc.

•	LifePort Sciences LLC resolved its litigation with W.L. Gore & Associates Inc. that was pending in the United States District Court for the District of Delaware.

•	Location Based Services LLC entered into a settlement and patent license agreement with Cellco
Partnership D/B/A Verizion Wireless. This agreement resolved patent litigation, Civil Action No. 4:08-
cv-816, pending in the United States District Court for the Northern District of Ohio.

•	Location Based Services LLC entered into a settlement and patent license agreement with United States
Cellular Corporation. This agreement resolved patent litigation, Civil Action No. 4:09-cv-2313, pending in the United States District Court for the Northern District of Ohio.

•
Location Based Services LLC entered into an agreement with Verizon Wireless and Alltel Communications LLC. The agreement resolved litigation between Location Based Services LLC and Alltel Communications LLC that was pending in the United States District Court for the Northern District of Ohio.

•
Nexus Display Technologies LLC entered into a settlement and patent license agreement with NEC Corporation and NEC Display Solutions Ltd. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
O.S. Security LLC entered into a settlement agreement with John D. Brush & Co. D/B/A Sentry Group. The agreement resolved litigation that was pending in the United States District Court for the Central District of California.

•	Saint Lawrence Communications LLC and Saint Lawrence Communications GMBH entered into a settlement and license agreement with Amazon.com, Inc.

•	SOTA Semiconductor LLC entered into a settlement and patent license agreement with ARM Ltd.

•
Unified Messaging Solutions LLC entered into a settlement and patent license agreement with Castle Street Investments plc (fka Cupid plc). The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas and the United States District Court for the Northern District of Illinois.

______________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) ADAPTIX, Inc., Advanced Skeletal Innovations LLC, Bonutti Skeletal Innovations LLC, Dynamic 3D Geosolutions LLC, Innovative Display Technologies LLC, Delaware Display Group LLC, LifePort Sciences LLC, Location Based Services LLC, Nexus Display Technologies LLC, O.S. Security LLC, Saint Lawrence Communications LLC, Saint Lawrence Communications GMBH, SOTA Semiconductor LLC and Unified Messaging Solutions LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.